Exhibit 10.1

AMENDMENT TO LOAN AGREEMENT
AND REAFFIRMATION OF LOAN DOCUMENTS

THIS AMENDMENT TO LOAN AGREEMENT AND REAFFIRMATION OF LOAN DOCUMENTS (this “Amendment”) is made and entered into as of August 4, 2009, by and among MAGUIRE PARTNERS-PLAZA LAS FUENTES, LLC, a Delaware limited liability company (“Borrower”); EUROHYPO AG, NEW YORK BRANCH, as a Lender (in such capacity, “Eurohypo”), WELLS FARGO BANK, N.A., as a Lender (“Wells Fargo”); EUROHYPO AG, NEW YORK BRANCH, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”); and WELLS FARGO BANK, N.A., as Syndication Agent (“Syndication Agent”).  Each of the parties identified above as a Lender, together with any other party who becomes a lender party to the Loan Agreement (as defined below) after the date hereof pursuant to Section 12.24(2) of the Loan Agreement, are sometimes referred to herein individually as a “Lender” and collectively as the “Lenders”.  All capitalized terms used but not defined herein shall have the meanings set forth in Loan Agreement, as modified hereby.

R E C I T A L S :

A.           Borrower, the Administrative Agent, Syndication Agent, Eurohypo and Wells Fargo entered into that certain Loan Agreement, dated as of September 29, 2008 (the “Loan Agreement”).  Subsequent thereto, pursuant to various Assignments and Acceptances, AIB Debt Management Limited acquired its interest as a Lender under the Loan Agreement.

B.           In connection with the Loan Agreement, Maguire Properties, L.P., a Maryland limited partnership (“Guarantor”), executed and delivered that certain Recourse Guaranty (the “Recourse Guaranty”) and that certain Lease Reserve and Interest Carry Guaranty (the “Lease Reserve/Interest Guaranty”), each dated as of September 29, 2008, in favor of the Administrative Agent and the Lenders.

C.           The parties hereto desire to enter into this Amendment in order to set forth certain modifications to the Loan Agreement and Loan Documents, and to provide for the delivery of certain modifications to the Recourse Guaranty, the Lease Reserve/Interest Guaranty, the Mortgage, and the Borrower Cash Management Agreement, all upon the satisfaction of the conditions set forth herein.  The Lenders party hereto are all of the Lenders from whom consents for the modifications provided for herein are required to be obtained pursuant to Section 12.2 of the Loan Agreement.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, conditions and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Administrative Agent, Syndication Agent and Lenders party hereto agree as follows:

1.           Conditions to the Modification Effectiveness Time.  The effectiveness of Lenders' obligations under this Amendment and the modifications to the Loan Agreement, the Recourse Guaranty and the Lease Reserve/Interest Guaranty provided for herein shall be subject to the satisfaction of the conditions precedent set forth herein, in each case to the satisfaction of the Administrative Agent.  The time as of which all such conditions have been satisfied is referred to herein as the “Modification Effectiveness Time.”  The conditions which must be satisfied to the satisfaction of the Administrative Agent prior to the Modification Effectiveness Time are as follows:

(a)           Deposit of Loan Modification Documents and Other Items.  Borrower and the other Borrower Parties identified below shall have executed and delivered to the Administrative Agent this Amendment and the following amendments to or supplements of the Loan Documents:

(i)           Agreement Supplementing Deed of Trust.  An Agreement Supplementing Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, substantially in the form of Attachment A attached hereto, executed by Borrower and in form for recording (the “Agreement Supplementing Deed of Trust”);

(ii)           Guarantor Documents.  A Modification and Reaffirmation of Guarantor Documents with respect to the Recourse Guaranty, the Lease Reserve/Interest Guaranty and Guarantor’s obligations under the Environmental Indemnity, substantially in the form of Attachment B attached hereto, executed by Guarantor (the “Guarantor Modification and Reaffirmation Agreement”);

(iii)           Operating Lessee’s Consent.  The consent and reaffirmation from the Operating Lessee in the form of Attachment C attached hereto, executed by the Operating Lessee; and

(iv)           Amendment to Cash Management Agreement.  An Amendment to Cash Management Agreement (Borrower) executed by Borrower, the Property Manager and the Depository Bank in the form of Attachment D attached hereto.

(b)           Principal Prepayment.  In accordance with the provisions of Section 2(g) below, Borrower shall have paid to the Administrative Agent for distribution to the Lenders, a principal prepayment in the amount of Four Million Dollars ($4,000,000), in immediately available funds.  No prepayment premium shall be applicable to such principal prepayment.

(c)           Covenant Compliance Certificate.  Guarantor shall have delivered a certificate executed by an Authorized Officer of Guarantor certifying that, as of June 30, 2009 and as of the Modification Effectiveness Time, Guarantor is in compliance with the covenants set forth in Section 3.04 of each of the Recourse Guaranty and the Lease Reserve/Interest Guaranty, as modified by the Guarantor Modification and Reaffirmation Agreement.

(d)           Title Insurance; Priority; Recordation.

(i)           Title Endorsements.  The title insurance company which insured the Mortgage shall have recorded or be irrevocably and unconditionally committed to record the

Agreement Supplementing Deed of Trust described above, and shall have issued such endorsements (including without limitation a CLTA Endorsement No. 110.5, without deletion or exception other than as approved by Administrative Agent) to the title insurance policy that insures the Mortgage to the effect that the validity and priority of the Mortgage insured thereunder have not been and will not be impaired by this Amendment or the transactions contemplated by it, and confirming the priority of the Mortgage, as supplemented by the Agreement Supplementing Deed of Trust, over all matters other than Permitted Encumbrances (including, without limitation, over all mechanics’ and materialmen’s liens) and such other endorsements to such title insurance policy as may be deemed reasonably necessary by the Administrative Agent, in such form as may be reasonably acceptable to the Administrative Agent; and

(ii)           Costs and Expenses for Title Coverage.  Borrower shall have paid, or shall have made other arrangements acceptable to the Title Company to pay, to the title insurance company all expenses and premiums of the title insurance company in connection with the issuance of such endorsements and all recording and filing fees payable in connection with recording the Agreement Supplementing Deed of Trust.

(e)           Legal Opinions.  The Administrative Agent shall have received favorable written opinions, dated as of the Modification Effectiveness Time, of counsel to Borrower and the Guarantor with respect to this Amendment and the other documents to be delivered pursuant hereto, as reasonably required by Administrative Agent and in such forms as may be deemed satisfactory by the Administrative Agent.

(f)           Organizational Documents; Resolutions and Authorizations.  The Administrative Agent shall have received the following documents with respect to Borrower and the other Borrower Parties identified below, in each case as constituted upon and after giving effect to the Modification Effectiveness Time:

(i)           Certificates of Incorporation, Certificates of Formation, Certificates of Limited Partnership, similar formation documents and all other Organizational Documents for Borrower and each of the other parties as to whom such documentation was delivered to the Administrative Agent in connection with the original closing of the Loans, certified by the Secretary of State of the state of formation of such Person as of a recent date, or, to the extent such documentation has not been modified since the original closing of the Loans, a certificate to such effect from Borrower;

(ii)           The applicable resolutions and authorizations of Borrower and each of the other parties as to whom resolutions and authorizations were delivered to the Administrative Agent in connection with the original closing of the Loans, authorizing the execution and delivery of this Amendment and the other documents to be delivered pursuant hereto, in each case certified by an Authorized Officer on behalf of such party as of the Modification Effectiveness Time as being accurate and complete, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel, or, to the extent such documentation has not been modified since the original closing of the Loans, a certificate to such effect from Borrower;

(iii)           Certificates signed by an Authorized Officer on behalf of the applicable Person certifying the name, incumbency and signature of one or more individuals authorized to execute this Amendment and the other documents to be delivered pursuant hereto, on which the Administrative Agent and the Lenders may rely; and

(iv)           Good standing certificates with respect to Borrower and each of the other parties as to whom such certificates were delivered to the Administrative Agent in connection with the original closing of the Loans, dated as of a current date.

(g)           Representations and Warranties.  As of the Modification Effectiveness Time, all of the representations and warranties in the Loan Documents of Borrower, Guarantor and the other Borrower Parties (except that, the representations and warranties of Borrower and each Borrower Party with respect to financial statements set forth in Section 7.3 of the Loan Agreement shall refer to the most recent financial statements of Borrower and each Borrower Party delivered to Administrative Agent) shall be true and correct, after giving effect to the modifications intended to become effective as of the Modification Effectiveness Time.

(h)           No Events of Default.  As of the Modification Effectiveness Time, after giving effect to the modifications provided for in this Amendment, no Event of Default or Potential Default shall exist.

(i)           Fees and Expenses.  Borrower shall have paid any costs, fees and expenses due to the Administrative Agent or Syndication Agent pursuant to Section 12.5 of the Loan Agreement with respect to the modifications provided for in this Amendment and the other documents to be delivered pursuant hereto or otherwise incurred pursuant to Section 12.5 prior hereto, it being understood that all costs, fees and expenses incurred by the Administrative Agent or Syndication Agent in connection with this Amendment and the other documents to be delivered pursuant hereto are costs, fees and expenses for which Borrower is obligated to reimburse the Administrative Agent or Syndication Agent, respectively, pursuant to Section 12.5 of the Loan Agreement.

Notwithstanding anything to the contrary set forth herein, this Amendment shall be null and void and of no further force or effect unless the Modification Effectiveness Time shall occur on or prior to the close of business, California time, on August 4, 2009.

2.           Loan Modifications.  Upon the Modification Effectiveness Time, the Loan Agreement and the other Loan Documents shall be modified as follows:

(a)           The following additional defined terms are hereby added to the Loan Agreement:

“Accelerated Principal Pay-Down Period” means the period commencing on the Modification Effectiveness Time and ending on the date on which the aggregate principal prepayments made pursuant to Section 1(b) of the Modification Agreement and Section 3.3(a)(xi)(i) of the Cash Management Agreement equal Seven Million Dollars ($7,000,000).

“Guarantor Modification and Reaffirmation Agreement” means that certain Modification and Reaffirmation of Guarantor Documents, dated as of August 4, 2009 executed and delivered by Guarantor to the Administrative Agent for the benefit of the Lenders.

(b)           The definition of “Loan Documents” set forth in Section 1.1(148) of the Loan Agreement is hereby modified by adding the following sentence at the end thereof:

The Modification Agreement and each of the modifications to the Loan Documents delivered pursuant thereto are each ‘Loan Documents.’

(c)           The following defined terms are hereby added to the Loan Agreement:

“Modification Agreement” means that certain Amendment to Loan Agreement and Reaffirmation of Loan Documents, dated as of August 4, 2009, entered into among Borrower, the Administrative Agent and the Lenders.

“Modification Effectiveness Time” has the meaning assigned to such term in the Modification Agreement.

(d)           Section 2.4(2)(a) of the Loan Agreement is hereby modified by adding thereto the following sentences at the end of such Section:

On each Payment Date after the Modification Effectiveness Time, commencing August 9, 2009, and until the Accelerated Principal Pay-Down Period ends, the sums that are required to be deposited in the Debt Service Reserve Account pursuant to Section 3.3(a)(xi)(i) of the Borrower Cash Management Agreement shall be applied (in accordance with Section 2(g) of the Modification Agreement) as a principal prepayment, without prepayment premium.  In addition, on the First Payment Date after the Accelerated Principal Pay-Down Period ends, and on each Payment Date thereafter, the monthly principal reduction payment required to be made pursuant to the first sentence of this Section 2.4(2)(a) shall be increased to Two Hundred Thousand Dollars ($200,000).

(e)           Section 4.5(1) of the Loan Agreement is hereby amended and restated in its entirety as follows:

Deposits.  During any Low DSCR Trigger Period which exists or occurs after the Accelerated Principal Pay-Down Period ends, Borrower shall cause all funds remaining in the Borrower Cash Management Account (after giving effect to deposits required pursuant to Sections 3.3(a)(i) through (ix) and Section 3.3(a)(xi)(i) of the Borrower Cash Management Agreement) (“Excess Cash”) to be paid each month directly to Administrative Agent for deposit in the Sweep Account as additional collateral for the Loans.  Amounts so deposited shall hereinafter be collectively referred to as the “Low DSCR Reserve Fund”.

(f)            From and after the Modification Effectiveness Time, all references in the Loan Documents to the “Loan Agreement,” the “Loan Documents” or to any Loan Document (whether by reference to a “Loan Document” or to the specific document name or defined term for a document included within the meaning of “Loan Document”) shall be deemed to refer to the Loan Agreement, the Loan Documents and such Loan Document, as applicable, as amended, modified and supplemented hereby and by the documents executed in connection with this Amendment.

(g)           It is understood and agreed that, as a material inducement to the Administrative Agent, Syndication Agent and Lenders to agree to the modifications of the Loan

Agreement and the Loan Documents that are provided for herein, Borrower has elected to make the principal prepayment provided for in Section 1(b) of this Amendment, as well as the principal prepayments that will result from the application of the provisions of Section 3.3(a)(xi)(i) of the Borrower Cash Management Agreement and that are required under the provisions of Section 2.4.2(a) of the Loan Agreement, each as modified hereby.  Borrower hereby confirms that each of principal prepayments made pursuant to the foregoing provisions are and shall be principal prepayments which the Borrower has elected to make, and Borrower’s election to make such principal prepayments is and shall be absolute, unconditional and irrevocable; and Borrower hereby absolutely and unconditionally waives any right to rescind, revoke, alter or modify each such election.  The Lenders agree that no prepayment premium shall apply to, nor shall any requirement for prior notice of such prepayments be applicable to, any of such principal prepayments.

3.           Reaffirmation and Waiver.

(a)           Borrower hereby (i) reaffirms, ratifies, confirms, and acknowledges its obligations under the Notes, the Loan Agreement, and all the other Loan Documents, and agrees to continue to be bound thereby and perform thereunder, (ii) agrees and acknowledges that all such Loan Documents and all of Borrower’s obligations thereunder are and remain in full force and effect and, except as expressly provided herein, have not been modified.  Except as expressly provided herein, nothing in this Amendment shall alter or affect any provision, condition, or covenant contained in the Loan Agreement or other Loan Documents or affect or impair any rights, powers, or remedies of the Administrative Agent, the Syndication Agent or the Lenders, it being the intent of the parties hereto that the provisions of the Loan Agreement and other Loan Documents shall continue in full force and effect except as expressly modified hereby.

(b)           Concurrently herewith, Guarantor is executing and delivering to Administrative Agent the Guarantor Modification and Reaffirmation Agreement referred to in Section 1(a)(ii) above.  Such reaffirmation is a “Loan Document” and all references herein, in the Loan Agreement and in the Loan Documents to the “Loan Documents”, to the “Guaranty” or to any specific Guaranty shall be deemed to include such reaffirmation.

4.           Representations and Warranties.  Borrower hereby represents and warrants to the Administrative Agent and the Lenders as of the date hereof and as of the Modification Effectiveness Time as follows:

(a)           Borrower has full power and authority to enter into this Amendment and the documents and instruments to be delivered by Borrower pursuant hereto and to perform its obligations hereunder and thereunder, and Borrower’s execution and delivery of this Amendment and the documents and instruments to be delivered by Borrower pursuant hereto has been duly authorized by all necessary organizational action.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by Borrower of this Amendment or any document or instrument to be delivered by Borrower pursuant hereto.  This Amendment and the documents and instruments to be delivered by Borrower pursuant hereto have been duly executed and delivered, and constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally, or by equitable principles relating to enforceability.

(b)           As of the Modification Effectiveness Time, no Event of Default or Potential Default exists.

(c)           As of the date hereof and immediately after giving effect to this Amendment and the actions contemplated thereby, Borrower reaffirms all of its obligations under the Loan Documents, and acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due or performance of any other obligations under the Notes or any other Loan Document.  Without limiting the foregoing, as of the date hereof, Borrower hereby confirms that Loans in the aggregate amount of $99,100,000 are outstanding and that interest on the Loans has been paid through (but not including) July 9, 2009.

(d)           As of the date hereof and immediately after giving effect to this Amendment and the actions contemplated thereby, all representations and warranties made and given by Borrower in the Loan Documents are true, accurate and correct (except that, the representations and warranties of Borrower and each Borrower Party with respect to financial statements set forth in Section 7.3 of the Loan Agreement shall refer to the most recent financial statements of Borrower and each Borrower Party delivered to Administrative Agent).

5.           Miscellaneous.

(a)           Controlling Provisions.  In the event of any inconsistencies between the provisions of this Amendment and the provisions of any other Loan Document, the provisions of this Amendment shall govern and prevail.  Except as expressly modified by this Amendment, the Loan Documents shall not be modified and shall remain in full force and effect.

(b)           Further Assurances.  At Administrative Agent’s request, Borrower shall promptly execute any other document or instrument and/or seek any consent or agreement from any third party that Administrative Agent reasonably determines is necessary to evidence or further, or is otherwise relevant to, the intent of the parties, as set forth in this Amendment, provided, the same shall not result in a decrease of the rights of Borrower or result in an increase in Borrower’s obligations under the Loan Documents.  At Administrative Agent’s request, Borrower shall promptly cause any other Borrower Party or any of the holders of any equity interest in any other Borrower Party, as applicable, to execute any other document or instrument and/or diligently seek any consent or agreement from any third party that Administrative Agent reasonably determines is necessary to evidence or further, or is otherwise relevant to, the intent of the parties, as set forth in this Amendment, provided the same shall not result in a decrease of the rights of such Borrower Party or result in an increase in such Borrower Party’s obligations under the Loan Documents.

(c)           Counterparts.  This Amendment may be executed by one or more of the parties to this Amendment in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

(d)           Entire Agreement.  This Amendment is a Loan Document.  This Amendment, together with the other Loan Documents and the Assignments and Acceptances referred to in the Recitals hereto, set forth the entire agreement and understanding among Borrower, the Administrative Agent, the Syndication Agent and the Lenders, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.  This Amendment shall not prejudice any rights or remedies of the Administrative Agent, the Syndication Agent or the Lenders under the Loan Documents.  The Administrative Agent, the Syndication Agent and each Lender reserve, without limitation, all rights which each has against any indemnitor, guarantor, or endorser of the Notes.  Nothing in this Amendment shall impair the lien of the Mortgage, which as amended pursuant hereto shall remain a deed of trust with a power of sale, creating a first lien encumbering the Project.

(e)           GOVERNING LAW.  PURSUANT TO SECTION 12.21 OF THE LOAN AGREEMENT, THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(f)           No Third Parties Benefited.  This Amendment is made and entered into for the sole protection and legal benefit of Borrower, Administrative Agent, the Syndication Agent, the Lenders and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Amendment or any of the other Loan Documents.

(g)           Exculpation Parties.  The provisions of Article 13 of the Loan Agreement are incorporated herein by this reference.

(h)           Time of the Essence.  Time is of the essence of each term of the Loan Agreement and Loan Documents, including this Amendment.

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IN WITNESS WHEREOF, Borrower, Administrative Agent, Syndication Agent and the Lenders party hereto have caused this Amendment to be executed by their duly authorized representatives as of the day, month and year first above written.

BORROWER:

MAGUIRE PARTNERS-PLAZA LAS FUENTES,
LLC, a Delaware limited liability company

By:  /s/ MARK T. LAMMAS

Name:  Mark T. Lammas

Title:   Vice President

LENDERS:

EUROHYPO AG, NEW YORK BRANCH,
as a Lender

By:   /s/ JEFFERY A. ALTENAU

Name:    Jeffery A. Altenau

Title:  Director

By:  /s/ JOHN C. HAYES

Name:  John C. Hayes

Title:  Director

WELLS FARGO BANK, N.A.,
as a Lender and as Syndication Agent

By:  /s/ SEAN MAHON

Name:  Sean Mahon

Title:  Managing Director

ADMINISTRATIVE AGENT:

EUROHYPO AG, NEW YORK BRANCH,
as Administrative Agent

By:   /s/ JEFFERY A. ALTENAU

Name:   Jeffery A. Altenau

Title:  Director

By: /s/ JOHN C. HAYES

Name:  John C. Hayes

Title:  Director

Attachment B
Form of Modification and Reaffirmation of Guarantor Documents

MODIFICATION AND REAFFIRMATION OF GUARANTOR DOCUMENTS

As consideration for the agreements and covenants contained in that certain Amendment to Loan Agreement and Reaffirmation of Loan Documents, dated as of August 4, 2009 (the “Amendment”), entered into among MAGUIRE PARTNERS-PLAZA LAS FUENTES, LLC, a Delaware limited liability company (“Borrower”); each of the Lenders named therein (individually, a “Lender” and, collectively, the “Lenders”); EUROHYPO AG, NEW YORK BRANCH, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”); and WELLS FARGO BANK, N.A., as Syndication Agent (“Syndication Agent”), which Amendment modifies that certain Loan Agreement, dated as of September 29, 2008 among said parties (the “Loan Agreement”), and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, MAGUIRE PROPERTIES, L.P., a Maryland limited partnership (“Guarantor”), hereby acknowledges, covenants and agrees as follows:

1.           By this Modification and Reaffirmation of Guarantor Documents (the “Modification Agreement”), Guarantor hereby consents to the Amendment, the transactions contemplated thereby and all the amendments, modifications and supplements to the Loan Documents and the Loan entered into in connection therewith.  This Modification Agreement and the modifications to the Guaranties (as defined below) shall only be effective upon the occurrence of the Modification Effectiveness Time, as defined in the Amendment.

2.           With respect to (a) that certain Recourse Guaranty, dated as of September 29, 2008 (the “Recourse Guaranty”) and (b) that certain Lease Reserve and Interest Carry Guaranty, dated as of September 29, 2008 (the “Lease Reserve/Interest Carry Guaranty”) (the Recourse Guaranty and the Lease Reserve/Interest Carry Guaranty are collectively referred to herein as the “Guaranties”), each executed by Guarantor to Administrative Agent for the benefit of the Lenders in connection with the Loans made or to be made by the Lenders pursuant to the Loan Agreement, Guarantor covenants and agrees with the Administrative Agent and the Lenders that the financial covenants of Guarantor set forth in Section 3.04 of each of the Guaranties are hereby amended as follows:

(a)           Effective June 30, 2009, Section 3.04(a) of each of the Recourse Guaranty and the Lease Reserve/Interest Carry Guaranty shall be modified to read in its entirety as follows:

Tangible Net Worth.  Guarantor shall at all times maintain a Tangible Net Worth of not less than $200,000,000.

(b)           Effective June 30, 2009, Section 3.04(b) of each of the Recourse Guaranty and the Lease Reserve/Interest Carry Guaranty shall be null, void and of no further force or effect with respect to any quarterly period ending on or after June 30, 2009.

(c)           Effective June 30, 2009, Section 3.04(e) of each of the Recourse Guaranty and the Lease Reserve/Interest Carry Guaranty shall be modified to read in its entirety as follows:

Net Liquid Assets.  Guarantor shall at all times maintain Net Liquid Assets of not less than $20,000,000.

(d)           The definition of “Tangible Net Worth” set forth in subsection (xl) of Section 3.04(f) of each of the Recourse Guaranty and the Lease Reserve/Interest Carry Guaranty shall be modified to read in its entirety as follows:

"Tangible Net Worth" means as of any date the amount determined as follows:

(A) the sum of (I) Total Asset Value as of such date plus (II) the following tangible asset accounts for the Guarantor and its Subsidiaries (including, in the case of the General Partner and its Subsidiaries, the JV Pro Rata Share of any such asset accounts for each Joint Venture) at net book value in accordance with GAAP, as reported in the most recent quarterly or annual financial statements of the Guarantor issued prior to such date: (aa) land held for development and construction in progress, (bb) cash and cash equivalents, (cc) restricted cash (less restricted cash which secures any portion of the indebtedness of the Guarantor or any of its Subsidiaries (including, in the case of the General Partner and its Subsidiaries, the JV Pro Rata Share of any such restricted cash for each Joint Venture) to the extent that such indebtedness is excluded from the definition of “Debt for Borrowed Money” pursuant to the proviso that is contained in such definition), (dd) rents and other receivables, net, (ee) due from affiliates and (ff) other assets, minus (III) the amount of any interest rate swap asset as reported in the footnotes of the most recent quarterly or annual financial statements of the Guarantor issued prior to such date (or, in the case of the General Partner and its Subsidiaries, the JV Pro Rata Share of any such interest rate swap asset for each Joint Venture), minus

(B) the sum of as of such date of (I) Debt for Borrowed Money, plus (II) the following liability accounts for the Guarantor and its Subsidiaries (including, in the case of the General Partner and its Subsidiaries, the JV Pro Rata Share of any such liability accounts for each Joint Venture) at net book value in accordance with GAAP, as reported in the most recent quarterly or annual financial statements of the Guarantor issued prior to such date: (aa) accounts payable and other liabilities (except for any portion thereof consisting of non-cash GAAP liabilities, including, without limitation “deferred rent liability” and “deferred gain on sale”) plus (bb) capital lease payables, minus (III) the amount of any interest rate swap liability as reported in the footnotes of the most recent quarterly or annual financial statements of the Guarantor issued prior to such date (or, in the case of the General Partner and its Subsidiaries, the JV Pro Rata Share of any such liability for each Joint Venture).

(e)           Effective June 30, 2009, the definition of “Applicable Capitalization Rate” set forth in subsection (iii) of Section 3.04(f) of each of the Recourse Guaranty and the Lease Reserve/Interest Carry Guaranty shall be modified to read in its entirety as follows:

“Applicable Capitalization Rate” means, with respect to any Real Property of a type set forth below, the percentage set forth below for such type of Real Property:

Office Real Property:                                  i6.75%
Retail Real Property:                          t       t6.75%
Hotel Real Property:                                    8.00%

(f)           Effective June 30, 2009, the definition of “Asset Value” set forth in subsection (iv) of Section 3.04(f) of each of the Recourse Guaranty and the Lease Reserve/Interest Carry Guaranty shall be modified to read in its entirety as follows:

“Asset Value" means, at any date of determination, (a) in the case of any Real Property (other than any Development Property or Other Real Property), (i) the Annualized Net Operating Income attributable to such Real Property for the fiscal quarter most recently ended less all management fees payable to an unaffiliated property manager in respect of such Real Property during such period, divided by (ii) the Applicable Capitalization Rate (based on the relevant asset type), provided, however, that in the case of any Real Property (other than any Development Property or Other Real Property) in which the General Partner or any of its Subsidiaries has acquired any direct or indirect interest (including through the acquisition of Equity Interests) during the fiscal quarter of determination, "Asset Value" for such fiscal quarter shall be the lesser of (1) the Annualized Net Operating Income for such Real Property divided by the Applicable Capitalization Rate and (2) the purchase price of such Real Property, and (b) in the case of any Development Property or Other Real Property, the most recently appraised value (such appraisal to have been conducted within the last twelve months) of such Development Property or Other Real Property or, in the absence of any such appraisal, the book value of such Development Property or Other Real Property.  At any date of determination, in no case shall the Asset Value for the applicable fiscal quarter for any Real Property be less than zero.

3.           References to the Guaranties or (in respect of Guarantor’s obligations thereunder) that certain Environmental Indemnity Agreement, dated as of September 29, 2008, delivered by Borrower and Guarantor to the Administrative Agent for the benefit of the Lenders (the “Environmental Indemnity Agreement” and, collectively with the Guaranties, the “Guarantor Documents”) in any or all of the Loan Documents shall be deemed to include references to the Guarantor Documents as reaffirmed, ratified and amended by this Modification Agreement.  References to the Loan Documents in Guarantor Documents shall be deemed to include references to the Loan Documents as amended, modified or supplemented by the Amendment.

4.           Guarantor reaffirms that the Guarantor Documents remain unchanged, except as modified hereby, and in full force and effect.

5.           Guarantor reaffirms all of the obligations contained in the Guarantor Documents (as modified hereby), which shall remain in full force and effect for all the obligations of Guarantor now or hereafter owing to Administrative Agent (on behalf of the Lenders) pursuant to the terms and conditions of the Guarantor Documents (as modified hereby) and acknowledges, agrees, represents and warrants that no agreements exist with respect to the Guarantor Documents (as modified hereby) or with respect to the obligations of Guarantor thereunder except those specifically set forth therein or in this Modification Agreement.  Guarantor further reaffirms all its waivers in the Guarantor Documents and each and every one of the possible defenses to the obligations contained in the Guarantor Documents.  Guarantor acknowledges and reaffirms that its obligations contained in the Guarantor Documents are separate and distinct from those of Borrower on the Loans.

6.           Guarantor hereby represents and warrants to the Administrative Agent and the Lenders as of June 30, 2009, as of the date hereof and as of the Modification Effectiveness Time (and immediately after giving effect to this Modification Agreement and the modifications provided for herein) as follows:

(a)           Guarantor has full power and authority to enter into this Modification Agreement and perform its obligations hereunder, and Guarantor’s execution and delivery of this Modification Agreement has been duly authorized by all necessary partnership action.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by Guarantor of this Modification Agreement.  This Modification Agreement has been duly executed and delivered, and constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally, or by equitable principles relating to enforceability.

(b)           Guarantor reaffirms all of its obligations under the Guarantor Documents, and Guarantor acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due or performance of any other obligations under the Guarantor Documents.

(c)           All representations and warranties made and given by Guarantor in the Guarantor Documents are true, accurate and correct (except that, the representations and warranties of Guarantor with respect to the financial statements and securities law filings of the REIT set forth in Section 2.05 of the Recourse Guaranty and the Lease Reserve/Interest Guaranty shall refer to the most recent financial statements and 10-Q securities law filings of the REIT delivered to Administrative Agent dated as of March 31, 2009).

(d)           No Guarantor Event of Default exists or would, with the giving of notice, the passage of time, or both, exist.

7.           THE PROVISIONS OF SECTION 5.01 OF EACH GUARANTY ARE HEREBY INCORPORATED IN THIS MODIFICATION AGREEMENT BY THIS REFERENCE.

IN WITNESS WHEREOF, Guarantor has caused this Modification and Reaffirmation of Guarantor Documents to be duly executed and delivered as of this August 4, 2009.

MAGUIRE PROPERTIES, L.P.,
a Maryland limited partnership

By:          Maguire Properties, Inc.,
a Maryland corporation,
its General Partner

By:  /s/ MARK T. LAMMAS

Name:    Mark T. Lammas

Its:   Vice President